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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            MGC COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)



             Nevada                                     88-0360042
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)



 171 Sullys Trail, Suite 202, Pittsford, New York             14534
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(Address of principal executive offices)                   (ZIP Code)



Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class              Name of each exchange on which
      to be so registered              each class is to be registered

               N/A                                    N/A
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    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

    Securities Act registration statement file number to which this form relates:
    33-91353 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

        Series D Convertible Preferred Stock, $.001 par value per share
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                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


       A description of the Company's securities to be registered is contained in that certain registration statement on Form S-3 (No. 333-91353) registering shares of the Company's Common Stock and Series D Convertible Preferred Stock under the Securities Act of 1933, as amended, filed with the Commission on November 19, 1999, which registration statement and any amendments thereto, including the description of the Company's securities, are incorporated by reference herein and made a part hereof.


ITEM 2.  EXHIBITS.

     1.    Specimen of the security to be registered. To be filed by amendment.

     2.1   Articles of Incorporation and Amendments of MGC Communications, Inc.

           Reference is made to the Articles of Incorporation and Amendments filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No.
           333-38875) previously filed with the Commission, incorporated herein by reference and made a part hereof.

     2.2   By-laws of MGC Communications, Inc.

           Reference is made to the By-laws filed with the Commission as
           Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, previously filed with the Commission, incorporated herein by reference and made a part hereof.

     2.3 Certificate of Designation of Series D Convertible Preferred Stock. To be filed by amendment.

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 MGC COMMUNICATIONS, INC.



                                 By:   /s/ Linda M. Sunbury
                                       -----------------------------
                                       Linda M. Sunbury, Senior Vice President

                                 Date: December 8, 1999


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